As filed with the Securities and Exchange Commission on December 4, 1996

                                        Registration No. 33-



               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549
                         _______________

                            FORM S-8

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     BARR LABORATORIES, INC.
     (Exact name of registrant as specified in its charter)


          New York                                     22-1927534
   (State or other jurisdiction of                  (I.R.S. Employer
   incorporation or organization)                  Identification No.)


     Two Quaker Road, Pomona, New York                 10970-0519
 (Address of Principal Executive Offices)                (Zip Code)


         Barr Laboratories, Inc. 1993 Stock Option Plan
                   for Non-Employee Directors
                    (Full title of the plan)


                         Paul M. Bisaro
                            Secretary
                     Barr Laboratories, Inc.
                         Two Quaker Road
                      Pomona, NY 10970-0519
             (name and address of agent for service)

                         (914) 362-1100
  (Telephone number, including area code, of agent for service)

                 CALCULATION OF REGISTRATION FEE

                              Proposed     Proposed
                              Maximum      Maximum
Title of                      Offering     Aggregate    Amount of
Securities to   Amount to be  Price Per    Offering     Registration
be Registered   Registered    Unit (1)     Price (1)    Fee
--------------------------------------------------------------------
Common Stock
($.01 par      150,000 Shares
 value)                       $ 25.88     $ 3,882,000   $ 1,176.14
--------------------------------------------------------------------
(1) Estimated in accordance with Rule 457(c) solely for purpose of calculating the registration fee.

              REGISTRATION OF ADDITIONAL SECURITIES

          The contents of Form S-8 Registration Statement No. 33-
73698 are by reference thereto incorporated herein.





Item  8.  Exhibits:

      5.  Opinion and Consent of Winston & Strawn.

     23.  Consent of Deloitte & Touche LLP.

     24.  Power of Attorney.

                           SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pomona, State of New York on this 4th day of December, 1996.

                              BARR LABORATORIES, INC.

                              By /s/PAUL M. BISARO
                                   Paul M. Bisaro
                                   Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature                Title               Date
                         Chairman of the
                         Board, Chief
/s/BRUCE L. DOWNEY       Executive Officer   December 4, 1996
Bruce L. Downey          and President

                         Chief Financial
/s/WILLIAM T. MCKEE      Officer and         December 4, 1996
William T. McKee         Treasurer

Edwin A. Cohen           Director*

Robert J. Bolger         Director*

Michael F. Florence      Director*

Wilson L. Harrell        Director*

Jacob M. Kay             Director*

Bernard C. Sherman       Director*

George P. Stephan        Director*

*By /s/PAUL M. BISARO
    Paul M. Bisaro                           December 4, 1996
    Attorney-in-fact

Exhibit 5


                           December 4, 1996


Barr Laboratories, Inc.
Two Quaker Road
Pomona, New York 10970

Gentlemen:

          We have acted as counsel for you in connection with the registration on Form S-8 of the offer and sale of up to an additional 150,000 shares of Common Stock, par value $.01 per share (the "Shares"), of Barr Laboratories, Inc. (the "Company") pursuant to the Company's 1993 Stock Option Plan for Non-Employee Directors (the "Plan"). We have examined all statutes, corporate records and documents which we have deemed necessary for the purposes of this opinion.

          Based on the foregoing, it is our opinion that:

          1. The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of New York.

          2. The issuance and sale of the Shares has been duly authorized by all necessary corporate action.

          3. All Shares issued pursuant to the Plan will, upon payment of the purchase price therefor, be legally issued, fully paid and nonassessable shares of Common Stock of the Company.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                         Very truly yours,


                         WINSTON & STRAWN

                                                       Exhibit 23










INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Barr Laboratories, Inc. on Form S-8 of our reports dated August 28, 1996, appearing and incorporated by reference in the Annual Report on Form 10-K of Barr Laboratories, Inc. For the year ended June 30, 1996.


DELOITTE & TOUCHE LLP

Parsippany, New Jersey
December 4, 1996

                                                       Exhibit 24
                        POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each undersigned

Director of Barr Laboratories, Inc., a New York corporation,

which is about to file with the Securities and Exchange

Commission under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-8, hereby constitutes and appoints Bruce L. Downey and Paul M. Bisaro, and each of them, his true and lawful attorneys-in-fact and agents, with full power to act without the other, to sign such Registration

Statement and to file such Registration Statement and the

exhibits thereto and any and all other documents in connection therewith with the Securities and Exchange Commission, and to do and perform any and all acts and things requisite and necessary to be done in connection with the foregoing as fully as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may

lawfully do or cause to be done by virtue hereof.

Dated: December 4, 1996

/s/ EDWIN A. COHEN                 /s/ ROBERT J. BOLGER
Edwin A. Cohen                     Robert J. Bolger

/s/ MICHAEL F. FLORENCE            /s/ WILSON L. HARRELL
Michael F. Florence                Wilson L. Harrell

/s/ JACOB M. KAY                   /s/ BERNARD C. SHERMAN
Jacob M. Kay                       Bernard C. Sherman

/s/ GEORGE P. STEPHAN
George P. Stephan